Exhibit 99.1

GD Culture Group Limited Unveils Rebranding Initiatives Reflecting its Transformation and Focus on Growth and Innovation

NEW YORK, August 21, 2023, (GLOBE NEWSIRE) -- GD Culture Group Limited (“GDC” or the “Company”), a holding company currently conducting business through Shanghai Highlight Media Co., Ltd. (“Highlight Media”), announced today that it has unveiled rebranding initiatives (the “Initiatives”) reflecting the Company’s cultural transformation and a redefined strategy focused on growth and innovation. The Initiatives signify the Company’s ambitions to explore new business opportunities in emerging industries and to create long-term value for all shareholders.

Initial Elements of the Initiatives

New Logo: Thoughtfully designed to symbolize growth and connection as the Company enters a new visionary phase. The emblematic logo ingeniously combines the initials ‘G’ and ‘D,’ representing a harmonious blend of the Company’s core identity. The parallel lines extending from the letters symbolize growth, underscoring the Company’s commitment to pushing boundaries, exploring new horizons, and consistently striving for excellence. The interwoven design element of the connected letters ‘G’ and ‘D’ signifies deep and lasting connections with the Company’s valued customers, partners, and stakeholders. As a company that values relationships, the logo embodies its vision to create strong and authentic connections. This design philosophy highlights the Company’s balanced approach to growth - one that is deeply rooted in collaboration.

New Investor Relations Website: The launch of the new investor relations website, https://www.gdculturegroup.com/index.html, provides a user-centric platform for audiences to explore the latest developments, offerings, and initiatives by the Company. With its intuitive interface, streamlined navigation, and interactive features, the new website serves as a hub for discovering the diverse range of experiences the Company now offers.

Business Transformation: The Company plans to expand into new horizons with a strong focus on e-commerce, live streaming interactive gaming, and audio comic storytelling experiences on the TikTok platform. These three new business segments will be managed by the Company’s wholly owned subsidiary, AI Catalysis. As the transformation proceeds, the Company will publicly disclose the latest information through press releases as appropriate.

Digital Marketing: The Company intends to increase its presence on social media platforms including LinkedIn, Twitter, Facebook, and Instagram. This move is expected to enable the Company to share real-time updates and insights and engage directly with its audience.

About GD Culture Group Limited.

GD Culture Group Limited (“GDC” or the “Company”) is a holding company currently conducting business through Shanghai Highlight Media Co., Ltd. (“Highlight Media”). Highlight Media, founded in 2016, is an integrated marketing service agency, focusing on serving businesses in China in connection with brand management, image building, public relations, social media management and event planning. For more information, please visit the Company’s website at https://www.gdculturegroup.com/index.html.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-917-609-0333 (U.S.)

Email: tina.xiao@ascent-ir.com